1 Carlyle Secured Lending, Inc. Quarterly Earnings Presentation December 31, 2022

Disclaimer and Forward-Looking Statement This presentation (the “Presentation”) has been prepared by Carlyle Secured Lending, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “CSL” or the “Company”) (NASDAQ: CGBD) and may only be used for informational purposes only. This Presentation should be viewed in conjunction with the earnings conference call of the Company held on February 28, 2023 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The information contained herein may not be used, reproduced, referenced, quoted, linked by website, or distributed to others, in whole or in part, except as agreed in writing by the Company. This Presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy our common stock or any other securities nor will there be any sale of the common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. This Presentation provides limited information regarding the Company and is not intended to be taken by, and should not be taken by, any individual recipient as investment advice, a recommendation to buy, hold or sell, or an offer to sell or a solicitation of offers to purchase, our common stock or any other securities that may be issued by the Company, or as legal, accounting or tax advice. An investment in securities of the type described herein presents certain risks. This Presentation may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward- looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make them. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission (the “SEC”), and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Information throughout the Presentation provided by sources other than the Company (including information relating to portfolio companies) has not been independently verified and, accordingly, the Company makes no representation or warranty in respect of this information. The following slides contain summaries of certain financial and statistical information about the Company. The information contained in this Presentation is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this Presentation. CSL is managed by Carlyle Global Credit Investment Management L.L.C. (the “Investment Adviser”), an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. (together with its affiliates, “Carlyle”). This Presentation contains information about the Company and certain of its affiliates and includes the Company’s historical performance. You should not view information related to the past performance of the Company as indicative of the Company’s future results, the achievement of which is dependent on many factors, many of which are beyond the control of the Company and the Investment Adviser and cannot be assured. There can be no assurances that future dividends will match or exceed historical rates or will be paid at all. Further, an investment in the Company is discrete from, and does not represent an interest in, any other Carlyle entity. Nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance of the Company or any other Carlyle entity. 2

• Net investment income per share was $0.48 per common share, up $0.04 compared to our 3Q22 core earnings due primarily to continued rise in benchmark interest rates • NAV per share was $16.99, down 1.0% compared to our 3Q22 NAV of $17.16 per share • The change in NAV in 4Q22 was driven by net unrealized losses from widening market yields offset by NII generated in excess of our 4Q22 dividend and accretive share repurchases • Declared a $0.37 base dividend plus a $0.07 supplemental for 1Q23, equating to an annualized dividend yield of 10.4% on our 4Q22 NAV • 4Q22 portfolio included total commitments of $2.2 billion across 134 portfolio companies • New investment fundings during the quarter were $128.6 million with a weighted average yield of 11.8% • Total repayments and sales during the quarter were $87.4 million with a weighted average yield of 10.1% • Added one new non-accrual investment in 4Q22, bringing total non-accrual investments to 3.6% and 2.9% of the total portfolio based on amortized cost and fair value, respectively • The annualized dividend yield on our Investment Funds increased to 12.2%, up 10% compared to prior quarters Portfolio & Investment Activity Fourth Quarter Results • Paid the 4Q22 base dividend of $0.36 plus a supplemental dividend of $0.08 per share • Repurchased 0.6 million shares in 4Q22 for $7.3 million, contributing $0.04 per share of NAV accretion • Net financial leverage increased to 1.16x, but remains comfortably within our target range • Total liquidity at 4Q22 was $278.4 million in cash and undrawn debt capacity Liquidity & Capital Activity Q4 2022 Quarterly Highlights 3 Note: Per share amounts within this presentation apply to common shares of the Company unless otherwise noted

Quarterly Operating Results Detail

(Dollar amounts in thousands, except per share data)	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022
SUMMARY INCOME STATEMENT					
Total investment income	$ 43,972	$ 47,509	$ 44,568	$ 59,143	$ 56,036
Total expenses(1)	(22,398)	(22,865)	(23,573)	(28,865)	(31,411)
Net Investment Income(2)	**$ 21,574**	**$ 24,644**	**$ 20,995**	**$ 30,278**	**$ 24,625**
Net realized and change in unrealized gains (losses)	11,512	5,164	(17,205)	6,677	(13,041)
Net Income (Loss)(2)	**$ 33,086**	**$ 29,808**	**$ 3,790**	**$ 36,955**	**$ 11,584**
Weighted average shares of common stock outstanding	53,466	52,892	52,421	51,863	51,310
Net Investment Income per Share(2)	**$ 0.40**	**$ 0.47**	**$ 0.40**	**$ 0.58**	**$ 0.48**
Net Income (Loss) per Share(2)	**$ 0.62**	**$ 0.56**	**$ 0.07**	**$ 0.71**	**$ 0.23**
SUMMARY BALANCE SHEET					
Total investments, at fair value	$ 1,913,052	$ 1,873,183	$ 1,889,276	$ 1,948,957	$ 1,979,877
Cash, cash equivalents and restricted cash	93,074	69,512	39,291	68,644	30,506
Other assets	25,224	43,263	117,386	36,431	31,314
Total Assets	**$ 2,031,350**	**$ 1,985,958**	**$ 2,045,953**	**$ 2,054,032**	**$ 2,041,697**
Total debt outstanding	1,044,022	996,141	1,079,954	1,060,615	1,077,192
Accrued expenses and liabilities	38,524	39,277	39,506	57,766	47,082
Preferred stock	50,000	50,000	50,000	50,000	50,000
Total Liabilities and Preferred Stock	**$ 1,132,546**	**$ 1,085,418**	**$ 1,169,460**	**$ 1,168,381**	**$ 1,174,274**
Net Assets	**$ 898,804**	**$ 900,540**	**$ 876,493**	**$ 885,651**	**$ 867,423**
Common shares outstanding at end of period	53,142	52,647	52,148	51,617	51,060
Net Asset Value per Common Share	**$ 16.91**	**$ 17.11**	**$ 16.81**	**$ 17.16**	**$ 16.99**
LEVERAGE					
Net Financial Leverage (3)	**1.02x**	**0.98x**	**1.05x**	**1.09x**	**1.16x**
Statutory Debt to Equity (4)	**1.22x**	**1.16x**	**1.29x**	**1.26x**	**1.30x**

Please refer to the Company's Form 10-K for more information.

(1) Includes the preferred stock dividend. (2) Presented net of the preferred stock dividend for the period. (3) Reflects cumulative convertible preferred securities as equity, net of excess cash held at period end, which was $11.4 million on December 31, 2022. (4) Reflects cumulative convertible preferred securities as debt. These securities are considered "senior securities" for the purposes of calculating asset coverage pursuant to the Investment Company Act.

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Origination Activity Detail

(Dollar amounts in thousands and based on par)	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022
NEW INVESTMENT FUNDINGS BY ASSET TYPE [1]					
First lien debt	$ 196,311	$ 110,594	$ 198,625	$ 267,262	$ 126,400
Second lien debt	13,861	249	430	285	318
Equity[2]	25,990	2,387	1,287	14,623	1,868
Total	**$ 236,162**	**$ 113,230**	**$ 200,342**	**$ 282,170**	**$ 128,586**
Weighted Average Yield at Amortized Cost	**7.8%**	**7.7%**	**8.3%**	**10.0%**	**11.8%**
SALES & REPAYMENTS BY ASSET TYPE [1]					
First lien debt	$ (243,762)	$ (108,253)	$ (156,301)	$ (180,937)	$ (87,352)
Second lien debt	(26,744)	(36,325)	(5,000)	(31,500)	—
Equity[2]	(14,545)	(5,086)	(1,031)	—	(60)
Total	**$ (285,051)**	**$ (149,664)**	**$ (162,332)**	**$ (212,437)**	**$ (87,412)**
Weighted Average Yield at Amortized Cost	**7.7%**	**8.1%**	**7.9%**	**8.8%**	**10.1%**
Net Investment Activity	**$ (48,889)**	**$ (36,434)**	**$ 38,010**	**$ 69,733**	**$ 41,174**
TOTAL INVESTMENT PORTFOLIO BY ASSET TYPE [3][4]					
First lien debt	64.4%	65.4%	66.5%	68.2%	68.6%
Second lien debt	17.9%	16.2%	15.4%	13.5%	13.3%
Equity	4.0%	4.2%	4.2%	4.7%	4.8%
Investment funds	13.7%	14.2%	13.9%	13.6%	13.3%
Total	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**
Weighted Average Yield on Debt Investments at Amortized Cost	**7.7 %**	**7.7 %**	**8.4 %**	**10.1 %**	**11.2%**
Weighted Average Yield on Income Producing Investments at Amortized Cost[5]	**8.3 %**	**8.3 %**	**8.9 %**	**10.3 %**	**11.4%**

Please refer to the Company's Form 10-K for the year ended December 31, 2022 ("Form 10-K") for more information. No assurance is given that the Company will continue to achieve comparable results.

(1) Excludes activity related to the Investment Funds. (2) Based on cost/proceeds of equity activity. (3) At quarter end. (4) As a percentage of fair value (5) Weighted average yields of income producing investments includes Credit Fund and Credit Fund II, as well as income producing equity investments

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69% 13% 5% 13% First Lien Debt Second Lien Debt Equity Investments Investment Funds 11% 8% 8% 7% 7% 6% 6%5% 42% Healthcare & Pharmaceuticals Business Services Software Diversified Financial Services Aerospace & Defense High Tech Industries Leisure Products & Services Consumer Services All Others Portfolio Highlights (1) Weighted average yields of income producing investments includes Credit Fund and Credit Fund II, as well as income producing equity investments (2) Represents CSL's exposure to the respective underlying portfolio companies, including CSL's proportionate share of the portfolio companies held in the Investment Funds. (3) Excludes equity positions, loans on non-accrual, unfunded commitments, and certain asset-backed, asset-based, and recurring revenue loans. Total investment commitments ($mm) $2,187 Total unfunded commitments ($mm) $158 Total investments at fair value ($mm) $1,980 Weighted Average Yield on Income Producing Investments at Amortized Cost(1) 11.4% Number of investments 173 Number of portfolio companies 134 Average exposure by portfolio company 0.7% 6 Key Statistics Asset Mix Borrowers Industry Exposure(2) Floating Rate 99% Company EBITDA(3) (Median) $73mm Sponsored 94% Floating Rate Covenanted Median EBITDA Origination LTV 98.5% []% $[] Senior Secured Exposure(2) 86% []%

Overview of Investment Funds

- Weighted Average annualized dividend yield from Investment Funds was 12.2%, an increase of 10% compared to prior quarters, which contributed an incremental $0.01 of NII per share in the fourth quarter.

Key Statistics - Credit Fund	
CSL Investment at cost ($mm)	$193
CSL ownership	50.0 %
Yield of debt investments at cost [(1)]	10.0 %
Leverage	1.77x
Effective cost of debt	SOFR +2.35%
Annualized dividend yield to CSL	11.4 %

Key Statistics - Credit Fund II	
CSL Investment at cost ($mm)	$78
CSL ownership	84.1 %
Yield of debt investments at cost [(1)]	11.1 %
Leverage	1.81x
Effective cost of debt	SOFR + 2.88%
Annualized dividend yield to CSL	14.2 %

Combined Investment Funds Portfolio

Portfolio	Asset Yield	Floating Rate	First Lien	% of CSL Portfolio
$1,147	10.2%	99.5%	97.9%	13.3%

Diversification by Borrower


Top 10 Investments
Next 11-25
Remaining Investments
30%
35%
35%

Diversification by Industry


Business Services
Diversified Financial Services
Healthcare & Pharmaceuticals
Utilities: Electric
Containers, Packaging & Glass
Aerospace & Defense
Telecommunications
Leisure Products & Services
All Others
13%
11%
8%
6%
5%
5%
5%
5%
42%

(1) Weighted average yields at cost of the debt investments include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of period end. Actual yields earned over the life of each investment could differ materially from the yields presented above.

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Funding and Capital Management Overview Commitment Outstanding Maturity Date Pricing Credit facility $688 $440 05/25/2027 SOFR + 1.88% 2015-1R notes $449 $449 10/15/2031 L + 2.00%(1) 2019 senior notes $115 $115 12/31/2024 4.75% 2020 senior notes $75 $75 12/31/2024 4.50% Total / Weighted Average(2) $1,327 $1,079 5.8 years 5.78% Overview of Balance Sheet Financing Facilities 8 81% % of Committed Balance Sheet Leverage Utilized % of Utilized Balance Sheet Leverage Mark-To-Market % of Utilized Balance Sheet Leverage Fixed 20% (1) Represents the weighted average interest rate for the 2015-1R Notes over the various tranches of issued notes, excluding a $25 million note that has a fixed interest rate of 4.56%. (2) Weighted average maturity and pricing amounts are calculated based on amount outstanding 41%

Note: The net asset value per share and dividends declared per share are based on the shares outstanding at each respective quarter-end. Net investment income per share and net change in realized and unrealized appreciation (depreciation) per share are based on the weighted average number of shares outstanding for the period. Net investment income is also net of the preferred dividend. Totals may not sum due to rounding. Net Asset Value Per Share Bridge Full Year 2022Q4 2022 9 $17.16 $0.48 $(0.44) $(0.25) $0.04 $16.99 September 30, 2022 NAV Net Investment Income Dividend Declared Net Realized and Unrealized Gain (Loss) Impact of Share Repurchases & Other December 31, 2022 NAV $16.91 $1.93 $(1.64) $(0.35) $0.14 $16.99 December 31, 2021 NAV Net Investment Income Dividend Declared Net Realized and Unrealized Gain (Loss) Impact of Share Repurchases & Other December 31, 2022 NAV

Risk Rating Distribution

- As of December 31, 2022, three borrowers were on non-accrual status, representing 2.9% of total investments at fair value and 3.6% at amortized cost.

PORTFOLIO RISK RATINGS				
(Dollar amounts in millions)	**September 30, 2022**		**December 31, 2022**	
Internal Risk Rating	**Fair Value**	**% of Fair Value**	**Fair Value**	**% of Fair Value**
1	$33.9	2.1%	$30.7	1.9%
2	1,261.1	79.3%	1,280.1	78.8%
3	259.4	16.3%	254.0	15.7%
4	37.4	2.3%	48.6	3.0%
5	0.0	—%	9.3	0.6%
Total	**$1,591.8**	**100.0%**	**$1,622.7**	**100.0%**

RATING	DEFINITION
1	Borrower is operating above expectations, and the trends and risk factors are generally favorable.
2	Borrower is operating generally as expected or at an acceptable level of performance. The level of risk to our initial cost basis is similar to the risk to our initial cost basis at the time of origination. This is the initial risk rating assigned to all new borrowers.
3	Borrower is operating below expectations and level of risk to our cost basis has increased since the time of origination. The borrower may be out of compliance with debt covenants. Payments are generally current although there may be higher risk of payment default.
4	Borrower is operating materially below expectations and the loan's risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due, but generally not by more than 120 days. It is anticipated that we may not recoup our initial cost basis and may realize a loss of our initial cost basis upon exit.
5	Borrower is operating substantially below expectations and the loan's risk has increased substantially since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. It is anticipated that we will not recoup our initial cost basis and may realize a substantial loss of our initial cost basis upon exit.

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11 Appendix

Quarterly Balance Sheet Detail

(Dollar amounts in thousands, except per share data)	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022
ASSETS					
Investments—non-controlled/non-affiliated, at fair value	$ 1,607,731	$ 1,576,247	$ 1,593,901	$ 1,642,494	$ 1,671,488
Investments—non-controlled/affiliated, at fair value	30,286	30,771	32,697	41,863	45,367
Investments—controlled/affiliated, at fair value	275,035	266,165	262,678	264,600	263,022
Total Investments, at Fair Value	**1,913,052**	**1,873,183**	**1,889,276**	**1,948,957**	**1,979,877**
Cash, cash equivalents and restricted cash	93,074	69,512	39,291	68,644	30,506
Receivable for investments sold/repaid	530	13,060	89,445	4,884	1,528
Interest and Dividend Receivable	20,144	25,107	22,055	24,328	24,023
Prepaid expenses and other assets	4,550	5,096	5,886	7,219	5,763
Total Assets	**$ 2,031,350**	**$ 1,985,958**	**$ 2,045,953**	**$ 2,054,032**	**$ 2,041,697**
LIABILITIES & NET ASSETS					
Debt and Secured Borrowings, net of unamortized debt issuance costs	$ 1,044,022	$ 996,141	$ 1,079,954	$ 1,060,615	$ 1,077,192
Payable for investments purchased	323	328	322	13,872	287
Interest and credit facility fees payable	2,467	2,727	3,198	5,240	6,749
Dividend payable	20,705	21,035	20,840	20,625	22,446
Base management and incentive fees payable	11,819	12,304	11,581	13,748	12,681
Administrative service fees payable	482	825	938	1,409	1,711
Other accrued expenses and liabilities	2,728	2,058	2,627	2,872	3,208
Total Liabilities	**$ 1,082,546**	**$ 1,035,418**	**$ 1,119,460**	**$ 1,118,381**	**$ 1,124,274**
Preferred Stock	50,000	50,000	50,000	50,000	50,000
Total Liabilities and Preferred Stock	**$ 1,132,546**	**$ 1,085,418**	**$ 1,169,460**	**$ 1,168,381**	**$ 1,174,274**
Net Assets	**$ 898,804**	**$ 900,540**	**$ 876,493**	**$ 885,651**	**$ 867,423**
Net Asset Value Per Common Share	**$ 16.91**	**$ 17.11**	**$ 16.81**	**$ 17.16**	**$ 16.99**

Please refer to the Company's Form 10-K for more information.

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Quarterly Income Statement Detail

(Dollar amounts in thousands, except per share data)	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022
INVESTMENT INCOME					
Interest income[(1)]	34,687	37,749	35,410	48,645	47,021
Income from credit funds	7,524	7,524	7,524	7,524	8,276
Other income	1,761	2,236	1,634	2,974	739
Total Investment Income	**$ 43,972**	**$ 47,509**	**$ 44,568**	**$ 59,143**	**$ 56,036**
EXPENSES					
Management fees	$ 7,319	$ 7,050	$ 7,113	$ 7,262	$ 7,378
Incentive fees	4,487	5,228	4,458	6,451	5,277
Interest expense and credit facility fees	7,745	7,616	9,170	11,937	15,238
Other expenses	1,616	1,743	1,781	1,891	1,792
Excise tax expense	356	353	176	449	851
Net Expenses	**$ 21,523**	**$ 21,990**	**$ 22,698**	**$ 27,990**	**$ 30,536**
Preferred stock dividend	875	875	875	875	875
Net Investment Income	**$ 21,574**	**$ 24,644**	**$ 20,995**	**$ 30,278**	**$ 24,625**
Net realized and change in unrealized gains (losses)	11,512	5,164	(17,205)	6,677	(13,041)
Net Income (Loss)	**$ 33,086**	**$ 29,808**	**$ 3,790**	**$ 36,955**	**$ 11,584**
Net Investment Income per Common Share	**$ 0.40**	**$ 0.47**	**$ 0.40**	**$ 0.58**	**$ 0.48**
Net Income (Loss) per Common Share	**$ 0.62**	**$ 0.56**	**$ 0.07**	**$ 0.71**	**$ 0.23**

Note: There can be no assurance that we will continue to earn income at this rate and our income may decline. If our income declines, we may reduce the dividend we pay and the yield you earn may decline. Refer to the consolidated financial statements included in Part II, Item 8 of the Company's Form 10-K for additional details.
(1) Inclusive of payment-in-kind interest income

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